Exhibit 99.1
AMENDMENT TO
AMENDED AND RESTATED
2004 LONG-TERM INCENTIVE PLAN
          WHEREAS, ION Geophysical Corporation, a Delaware corporation (hereinafter referred to as the “Company”), maintains the Sixth Amended and Restated 2004 Long-Term Incentive Plan (the “Plan”);
          WHEREAS, the Plan provides for the grant of Incentive Awards, including Restricted Stock and Restricted Stock Unit awards;
          WHEREAS, pursuant to approval and authority of the Board of Directors of the Company (the “Committee”), the Company has amended the Plan effective August 30, 2011, as set forth herein to eliminate accelerated vesting of Restricted Stock and Restricted Stock Unit awards upon the termination of Employment due to the Retirement of any Employee who is a Grantee; and
          WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Plan;
          NOW, THEREFORE, pursuant to approval and authority of the Board, effective August 30, 2011, the Plan shall be, and it hereby is, amended to replace Section 7.6(c)(ii) in its entirety with the following:
           “ (ii) intentionally deleted.”
          This Amendment shall apply to Incentive Awards granted under the Plan after August 30, 2011 and shall not apply to any outstanding Incentive Award previously granted to a Grantee under the Plan on or before August 30, 2011.
     IN WITNESS WHEREOF, the Company has executed this Amendment effective as of August 30, 2011.

ION GEOPHYSICAL CORPORATION
By:	/s/ David L. Roland
Title: Senior Vice President, General Counsel and Corporate Secretary